Exhibit 10.04

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

April 23, 2017

STRICTLY PRIVATE AND CONFIDENTIAL

Delivered by Hand

Mr. Lie Quan Chen

Chairman of the Board

Nenter & Co., Inc.

197 Oriental Road, High Tech Development Zone

Jingzhou City, Hubei Province

People’s Republic of China

Re: Termination of Cooperation Agreement

Dear Mr. Chen:

Reference is made to the Cooperation Agreement, dated as of October 26, 2016 (the “Cooperation Agreement”), by and between Amyris, Inc. and Nenter & Co., Inc. (“Nenter”) concerning Vitamin A Products. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Cooperation Agreement.

The Parties agree to terminate the Cooperation Agreement, effective immediately. Nenter hereby releases and disclaims any and all (i) license, right, claim and interest in or to Amyris Intellectual Property useful to the production of [*] Products, and (ii) right to purchase [*] Products. In consideration thereof, Amyris shall pay a cash payment to Nenter by wire transfer of immediately available funds in an amount equal to two million five hundred thousand dollars ($2,500,000), such payment to be made within sixty days hereof.

Nothing in this letter shall be deemed to modify other agreements between the Parties, or any right or remedy thereunder, all of which are hereby expressly reserved.

Sincerely,		Accepted and agreed to:

Amyris, Inc.		Nenter & Co., Inc.

By:	/s/ John Melo	By:	/s/ Lie Quan Chen
Name:	John Melo	Name:
Title:	President and Chief Executive Officer	Title:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.